 United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as -permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials under § 240.14a-12

ZOMEDICA CORP.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZOMEDICA CORP. NOTICE OF SPECIAL VIRTUAL-ONLY MEETING OF SHAREHOLDERS To be held on February 28, 2024 at 1:00 p.m. (Eastern Standard Time) PROXY STATEMENT January 17, 2024

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ZOMEDICA CORP. 100 PHOENIX DRIVE, SUITE 125

ANN ARBOR, MICHIGAN 48108

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on February 28, 2024

To the Common Shareholders of Zomedica Corp.:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of Zomedica Corp. (the “Company,” “Zomedica,” “we,” “our” or “us”) to be held on February 28, 2024 at 1:00 pm Eastern Standard Time. We are holding the Special Meeting virtually via live audio online webcast at https://virtual-meetings.tsxtrust.com/1574 , password “zomedica2024”. You will not be able to attend the Special Meeting at a physical location. The following matters will be considered and voted upon at the Special Meeting:

1.

Approve an amendment to the Company's Articles of Zomedica (“Articles”) to effect a share consolidation (reverse split) of our issued and outstanding Common Shares at a ratio of 80-for-1, the implementation and timing of which shall be subject to the discretion of our Board; and

2.	Transact any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting.

The board of directors of the Company has fixed the close of business on January 9, 2024 as the record date for the determination of shareholders who are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, a registered shareholder should complete, sign, date and return the accompanying instrument of proxy/proxy card (the “proxy card”) and mail the proxy card or scan the proxy card and email it in accordance with the instructions in the accompanying proxy statement. A beneficial shareholder will receive either a voting instruction form/card or a proxy card from its bank, broker or other intermediary, and should comply with the requirements provided therewith.

By Order of the Board of Directors

/s/ Larry Heaton

Larry Heaton

Chief Executive Officer

January [●], 2024

Ann Arbor, Michigan

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ZOMEDICA CORP.

100 PHOENIX DRIVE, SUITE 125

ANN ARBOR, MI 48108

PROXY STATEMENT

This proxy statement (the “proxy statement”) contains information related to the Special Meeting of Shareholders (the “Special Meeting”) of Zomedica Corp. (the “Company,” “Zomedica,” “we,” “our,” or “us”) to be held on February 28, 2024 at 1:00 pm Eastern Standard Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. We are holding the Special Meeting virtually via live audio online webcast. In order to attend our Special Meeting, you must log in to https://virtual-meetings.tsxtrust.com/1574 using the password “zomedica2024”.

Proxies for the Special Meeting are being solicited on behalf of management of the Company. This proxy statement is first being made available to shareholders on or about January 17, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 28, 2024.

Our proxy materials including the proxy statement for the Special Meeting and instrument of proxy/proxy card (the “proxy card”) are available on the Internet at www.meetingdocuments.com/TSXT/ZOM. Under Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

The Company has elected to use “notice-and-access” provisions of applicable Canadian securities legislation to submit proxy-related materials to its registered and beneficial common shareholders. Each shareholder will separately receive a notification of notice-and-access, which will contain certain information, including the websites where proxy-related materials have been posted and are accessible.

Unless otherwise indicated, all dollar amounts in this proxy statement are in United States dollars.

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IN RESPECT OF THE SPECIAL VIRTUAL ONLY MEETING OF

SHAREHOLDERS TO BE HELD ON FEBRUARY 28, 2024

INFORMATION REGARDING PROXIES AND VOTING AT THE MEETING

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Zomedica at the special virtual-only meeting (the "Meeting") of the holders (the "Shareholders") of common shares ("Common Shares") of the Company to be held at 1:00 (Eastern Standard Time) on February 28, 2024, via a live audio online webcast at https://virtual-meetings.tsxtrust.com/1574 , password “zomedica2024”, to consider the business set forth in the Notice Special Meeting of Shareholders (the "Notice") accompanying this Proxy Statement. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, text, email, or oral communication by the board of directors of the Company (the "Board of Directors" or the "Board"), officers and regular employees of the Company, at no additional compensation. Costs associated with the solicitation of proxies will be borne by the Company. This proxy solicitation material is first being given to Shareholders on or about January 17, 2024.

The Company has retained a proxy solicitation agent to solicit proxies in connection with the Special Meeting. Charges for these services will be determined at the time of engagement. All costs of this solicitation will be borne by the Company.

We will also, upon request, reimburse brokers and other persons holding Common Shares in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the Common Shares and to obtain proxies or voting instructions.

Virtual-Only Meeting

Zomedica is holding the Special Meeting as a virtual-only meeting, which will be conducted by a live audio online webcast. Shareholders will have an opportunity to participate in the Special Meeting online regardless of their physical location. Shareholders will not be able to attend the Special Meeting in person.

Registered Shareholders and duly appointed proxyholders who participate in the Special Meeting online will be able to listen to the Special Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all of the requirements set out below under "Participation in the Meeting". Non-registered Shareholders who have not duly appointed themselves as proxyholders may still participate in the Special Meeting as guests. Guests will be able to listen to the Special Meeting but will not be able to vote at the Special Meeting or ask questions.

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Voting by Proxy

Registered Shareholders

A Shareholder is a registered Shareholder (“a Registered Shareholder”) if the Shareholder has a share certificate in the Shareholder’s name. Registered Shareholders can vote by proxy by completing the instrument of proxy (as defined below), then signing and dating it and providing it to TSX Trust Company, the transfer agent of the Company ("TSX"), in the manner provided below.

Accompanying this Proxy Statement is an Instrument of Proxy (the "instrument of proxy" or the "proxy") for use at the Meeting. Registered Shareholders who wish to be represented by proxy by a person other than those named in the instrument of proxy are required to date and sign the enclosed proxy and provide it to TSX and register the proxyholder by contacting TSX at 1-866-751-6315 (within North America) or 416-682-3860 (outside North America), and provide TSX with the required information for your proxyholder so that TSX may provide the proxyholder with a control number. Registering the proxyholder is an additional step to be completed after the registered Shareholder has submitted the instrument of proxy. The control number will allow your proxyholder to log in to and vote at the Meeting online. Without a control number, your proxyholder will not be able to vote or ask questions at the Meeting. They will only be able to attend the Meeting online as a guest.

All properly executed proxies for registered Shareholders must be mailed so as to reach or be deposited at the offices of TSX Trust Company, Attention: Proxy Department, P.O. Box 721, Agincourt, ON M1S 0A1. Registered Shareholders can also fax their proxy to 416-595-9593 or scan and email the proxy card to proxyvote@tmx.com. In any event, TSX must receive a registered Shareholder’s completed instrument of proxy not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the time set for the Special Meeting or any adjournment thereof.

The persons designated in the instrument of proxy are officers and directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management's nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy. As indicated above, the Shareholder must also take the additional step of registering the proxyholder as to obtain a control number from TSX.

The instrument of proxy must be signed by the Shareholder or the Shareholder's duly appointed attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer or attorney of such corporation. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (including a representative of a corporate Shareholder) should indicate that person's capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been filed with the Company).

Beneficial Shareholders

If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of Common Shares (a "Beneficial Shareholder"), and these proxy materials are being forwarded to you by your broker, bank or nominee (each, an "Intermediary"), which is considered, with respect to those Common Shares, the Shareholder of record. As a Beneficial Shareholder, you have the right to direct your Intermediary as to how to vote and are also able to appoint a proxyholder to participate at the Meeting.

If you are a Beneficial Shareholder of Common Shares registered in the name of your broker, bank or other Intermediary, your Common Shares are held by your broker, bank or other Intermediary, or in "street name," and you will need to obtain a voting instruction form from the organization that holds your Common Shares and follow the instructions included on that form regarding how to instruct the organization to vote your Common Shares.

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Under applicable Canadian laws, your Common Shares cannot be voted by your bank, broker or other Intermediary except in accordance with voting instructions received from you as the Beneficial Shareholder.

Zomedica has distributed copies of the Notice-and-Access (as defined and described below) notification to Intermediaries for distribution to Beneficial Shareholders. Intermediaries are required to forward the Notice-and-Access notification to Beneficial Shareholders unless a Beneficial Shareholder has waived the right to receive them. Typically, Intermediaries will use a service company (such as Broadridge Financial Solutions, Inc. ("Broadridge")) to forward the Notice-and-Access notification to Beneficial Shareholders. Further, subject to United States federal securities law requirements applicable to Beneficial Shareholders in the United States, the Company does not intend to pay for Intermediaries to deliver any proxy-related materials (including the Notice-and-Access notification) to "objecting beneficial owners”, and as a consequence, such objecting beneficial owners may not receive the materials unless their Intermediary assumes the cost of delivery.

Generally, Beneficial Shareholders who have not waived the right to receive meeting materials and are not "objecting beneficial owners" will:

a)

have received, together with the Notice-and-Access notification a voting instruction form which must be completed, signed and delivered by the Beneficial Shareholder in accordance with the directions on the voting instruction form; voting instruction forms sent by Broadridge permit the completion of the voting instruction form by telephone or through Broadridge's dedicated voting website; and

b)

less typically, be given an instrument of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Common Shares beneficially owned by the Beneficial Shareholder, but which is otherwise uncompleted. This instrument of proxy need not be signed by the Beneficial Shareholder. In this case, the Beneficial Shareholder who wishes to submit a proxy should otherwise properly complete the instrument of proxy and deposit it with TSX at the address referred to above.

The purpose of these procedures is to permit Beneficial Shareholders to direct the voting of the Common Shares they beneficially own. Should a Beneficial Shareholder wish to participate at the Meeting and vote his or her Common Shares in real time (or have another person attend and vote on behalf of the Beneficial Shareholder), the Beneficial Shareholder should strike out the names of the persons named in the instrument of proxy or voting instruction form and insert the Beneficial Shareholder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Beneficial Shareholders should carefully follow the instructions of their Intermediaries and their service companies and allow enough time for the Intermediaries to process the instructions prior to the Meeting. Beneficial Shareholders will also need to register the proxyholder as to permit the proxyholder to be able to participate at the Meeting. TSX will provide registered proxyholders with a control number after the proxy deadline as to enable them to participate in the Meeting (see "Voting by Proxy - Registered Shareholders" and "Participation in the Meeting").

Changing Your Vote

A Registered Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Registered Shareholder or by his or her duly authorized attorney or, if the Registered Shareholder is a corporation, executed by a duly authorized officer or attorney of the corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the Chairman of the Special Meeting on the day of the Special Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked in any other manner permitted by law.

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A Beneficial Shareholder may also revoke voting instructions previously submitted. If a Beneficial Shareholder wishes to revoke voting instructions, he or she should contact their Intermediary to discuss what procedures need to be followed. The change or revocation of voting instructions by a Beneficial Shareholder can take several days or longer to complete and accordingly, any such action should be completed well in advance of the deadline prescribed in the instrument of proxy or voting instruction form by the Intermediary or its service company to ensure it is given effect at the Special Meeting.

Voting of Proxies and Exercise of Discretion by Proxyholders

All Common Shares represented at the Special Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the Common Shares represented by the instrument of proxy will be voted in accordance with such instructions. The management designees named in the accompanying instrument of proxy will vote or withhold from voting the Common Shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing him or her on any ballot that may be called for at the Special Meeting. In the absence of such direction, such Common Shares will be voted "FOR" the proposed resolutions at the Special Meeting. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments of or variations to the matters identified in the accompanying Notice and with respect to other matters that may properly be brought before the Special Meeting. In the event that amendments or variations to matters identified in the Notice are properly brought before the Special Meeting or any further or other business is properly brought before the Special Meeting, it is the intention of the management designees to vote in accordance with their best judgment on such matters or business. At the time of printing this Proxy Statement, management of the Company knows of no such amendment, variation or other matter to come before the Special Meeting other than the matters referred to in the accompanying Notice.

Non-Registered Holders

If you are a non-Registered Holder (a “Non-Registered Holder”) and wish to vote at the Special Meeting or, if permitted, appoint a third-party proxyholder, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to TSX. Requests for registration from Non-Registered Holders located in the United States that wish to vote at the Special Meeting or, if permitted, appoint a third party proxyholder must be sent by e-mail or by courier to: proxyvote@tmx.com, and TSX Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, ON, M1S 0A1, and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of February 27, 2024.

Participation in the Special Meeting

Zomedica is holding the Special Meeting as a virtual-only meeting, which will be conducted by live audio online webcast. Shareholders will not be able to participate in the Special Meeting in person.

Participating in the Special Meeting online enables Registered Shareholders and duly appointed proxyholders, including Beneficial Shareholders who have appointed themselves as proxyholders, to participate in the Special Meeting and ask questions, all in real time. Registered Shareholders and duly appointed proxyholders can vote at the appropriate times during the Special Meeting. Guests, including Beneficial Shareholders who have not appointed themselves as proxyholders, can log into the Special Meeting as set out below. Guests can listen to the Special Meeting but are not able to vote or ask questions.

•	Log in online at https://virtual-meetings.tsxtrust.com/1574 . We recommend that you log in at least one hour before the Special Meeting starts;

•	Click "Login" and then enter your 13-digit control number (see below) and password "zomedica2024" (case sensitive); OR

•	Click "Guest" and then complete the online form.

While accessing the virtual meeting platform, utilize the “Ask Now” function for technical assistance.

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Registered Shareholders: The 13-digit control number is located on the instrument of proxy.

Duly appointed proxyholders: TSX will provide the proxyholder with a 13-digit control number by email after the proxy voting deadline has passed and the proxyholder has been duly appointed and registered as described above.

It is necessary for a proxyholder to obtain a control number in order to participate at the Special Meeting. Without a control number, the proxyholder will not be able to vote or ask questions and vote at the Special Meeting. The proxyholder will only be able to participate as a guest.

If you participate in the Special Meeting online, it is important that you are connected to the internet at all times during the Special Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Special Meeting. You should allow ample time to check into the Special Meeting online and complete the Special Meeting procedures.

Notice-and-Access

The Company has elected to use the "notice-and-access" provisions under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer ("Notice-and-Access") for the Special Meeting in respect of mailings to its Registered Shareholders and Beneficial Shareholders. The Notice-and-Access provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to shareholders by allowing a reporting issuer to post a management information circular in respect of a meeting of its shareholders and related materials online. Notice-and-access allows the Company to post electronic versions of its Proxy Statement and other Special Meeting materials on SEDAR (www.sedar.com) rather than mailing paper copies to Registered and Beneficial Shareholders.

In accordance with rules adopted by the United States Securities and Exchange Commission (the "SEC"), we have elected to furnish to the Shareholders this Proxy Statement by providing access to the Proxy Statement on the internet rather than mailing printed copies.

The Notice-and-Access notification is being mailed to the Registered Shareholders and provided to Beneficial Shareholders by their applicable Intermediaries which will direct Shareholders to a website where they can access our proxy materials. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions below or as provided in the Notice-and Access notification.

The Company anticipates that Notice-and-Access will directly benefit the Company through substantial reductions in postage and printing costs. The Company believes that Notice-and-Access is also environmentally responsible to the extent that it decreases the large volume of paper documents generated by printing proxy-related materials.

Shareholders with questions about Notice-and-Access can call TSX Trust Company (Canada) Investor Correspondence at 1-888-433-6443 (within North America) or 416-682-3801 (outside North America).

In order to receive a paper copy of this Proxy Statement and other relevant Special Meeting materials, requests by Shareholders may be made up to one year from the date the Proxy Statement was filed on SEDAR by: (i) mailing a request to the Company at 100 Phoenix Drive, Suite 125, Ann Arbor, MI 48108, USA, Attention: Chief Financial Officer; (ii) calling TSX at 1-888-433-6443 (within North America) or 416-682-3801 (outside North America); (iii) by emailing a request to tsxt-fulfillment@tmx.com; or (iv) online at the following website: www.meetingdocuments.com/TSXT/ZOM. The Company estimates that a Shareholder's request for paper copies of the Proxy Statement and other relevant information will need to be received prior to February 19, 2024 in order for such Shareholder to have sufficient time to receive and review the materials requested and return the completed instrument of proxy or voting information form prior to the proxy deadline as set forth in this Proxy Statement.

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PROPOSAL 1: AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT A SHARE CONSOLIDATION

Background of the Share Consolidation (“Proposed Amendment”)

The primary objective for effecting the Share Consolidation, should our Board of Directors choose to effect one, would be to reduce the number of shares outstanding and increase the per share price of our Common Stock. Our Board of Directors believes that, effecting the Share Consolidation would, among other things, improve our capitalization structure, help us to appeal to a broader range of investors, including pension plans, sovereign wealth funds and other institutional investors with policies that prohibit purchasing shares below a minimum price, which may generate greater investor interest in the Company, improve the perception of our Common Stock as an investment security, reduce volatility as a result of small changes in the price per share of our Common Stock and maintain compliance with New York Stock Exchange listing requirements.

A share consolidation has no impact on a company’s value and corresponding worth of shareholder holdings. After the Share Consolidation, Shareholders will own fewer shares but the price per share will be proportionately higher. As a result, the total value of their investment will not change, other than as a result of any fractional shares resulting from the consolidation that will be paid out in cash to the Shareholder.

Improve the Company’s Capitalization Structure. Although the Company maintains an excellent balance of working capital, having nearly a billion shares outstanding with a market capitalization in the range of $150 million to $220 million, results in a low share price that diminishes the trading value of the Company on pertinent markets. As of September 30, 2023, the Company had working capital of approximately $108,654,000. As such, there is a disconnect between the company’s financial status and the price of the shares on the market. We believe this is due to the expansive number of shares outstanding, which has negatively impacted the Company’s share price and resulting liquidity.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. We believe that the Share Consolidation could enhance the appeal of our Common Shares to the financial community, including institutional investors and the general investing public. Many institutional investors, investment funds, and brokerage firms are prohibited by policy from investing or trading in stocks that are traded below certain thresholds, such as $5.00 or $1.00 per share. This has a negative impact on liquidity, which we believe has a circular negative impact on our share price.

We believe that the lower outstanding share count and the expected higher price per Common Share that will occur as a result of the Share Consolidation will increase the perceived quality and appeal of our Common Shares for investment purposes and will expand our audience of potential investors in general and increase the proportion of investors with longer term investment horizons in our shareholder base.

A higher per share price could also lead to the possible inclusion in market indices, such as the Russell 2000 Index for example, which often have specific minimum per share price inclusion requirements. Additionally, stocks trading below $5.00 per share are less likely to be followed by institutional securities research firms, further impacting the desirability of our Common Shares. The Share Consolidation may also lead to greater sell-side equity research In accomplishing this goal, we also believe that increased liquidity will help to reduce price volatility.

Remove an Economic Disincentive Related to Purchasing Low Priced Shares. As noted, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. We believe that the reduction in the number of issued and outstanding shares of our Common Shares caused by the Share Consolidation, together with the anticipated increased stock price immediately following and resulting from the Share Consolidation, will encourage interest and trading in our Common Shares and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Shares than that which currently exists.

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Even if this proposal is approved, our board of directors will have complete discretion as to whether or not to consummate the Share Consolidation. We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Shares will occur. Our board of directors cannot predict with certainty what effect the Share Consolidation will have on the market price of our Common Shares, particularly over the longer term. Some investors may view a Share Consolidation negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

NYSE Listing Requirements Zomedica's Common Shares are currently listed on the NYSE American. In order to maintain our listing, Zomedica must maintain certain share prices and financial and share distribution targets, including maintaining a minimum amount of shareholders' equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer if, in its opinion, the issuer's financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE American's listing requirements; if an issuer's common shares sell at what the NYSE American considers a "low selling price" (generally trading below US $0.20 per share for an extended period of time); or if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. On September 13, 2023, Zomedica received a deficiency letter from the NYSE American indicating that Zomedica is not compliance with Section 1003(f)(v) of the NYSE American Company Guide, because the Common Shares have been selling for a low price per share for a substantial period time. If Zomedica fails to regain compliance with the NYSE American continued listing standards by March 12, 2024, the NYSE American will commence delisting proceedings. If Zomedica fails to comply with the Listing Requirements of the NYSE, the Company will be delisted and Shareholders will no longer be able to utilize the exchange to sell the Common Shares they are holding. Instead, shareholders will only be able to sell shares in the Over-The-Counter market where volumes are typically lower than on a major exchange, resulting in a less liquid market for Shareholders

The Board is of the opinion that it is in both the Company's and the Shareholders best interests to consolidate the Common Shares, and such a consolidation should facilitate maintaining the Company's NYSE American listing. Thus, although the primary impetus for competing the Share Consolidation are the economic factors articulated above, the Board is also moving forward with the Share Consolidation at this time to achieve compliance with the NYSE American listing rules. The Board notes that, while the Company’s Common Shares have recently been trading above the $0.20 threshold, the Board believes that the Share Consolidation will help the Company avoid future risk of non-compliance caused by remaining close to the NYSE American threshold price. Additionally, the increase in the price per Common Share resulting from the Share Consolidation could, as noted above, increase the interest of institutional and other investors in the Common Shares and may expand the pool of investors that may consider investing in the Common Shares.

Approval for the Share Consolidation is being sought from the Shareholders at the Special Meeting. Notwithstanding this approval, the Board will retain the authority, in its discretion, to determine not to proceed with the Share Consolidation without further approve or action by or prior notice to Shareholders. The Board would exercise this right if it determined that the Share Consolidation was no longer in the best interests of the Company and its Shareholders. If the Share Consolidation is not implemented within one year after the Shareholder approval granted in respect of the Share Consolidation will be considered to have been revoked and the Board will be required to obtain new Shareholder approval if it wishes to implement a share consolidation in the future. The Share Consolidation is subject to Shareholder approval.

Effects of the Share Consolidation

General

If the Share Consolidation is implemented, its principal effect will be to proportionately decrease the number of issued and outstanding Common Shares by a factor equal to the consolidation ratio. At the close of business on January 16, 2023, the closing price of the Common Shares on the NYSE American was US $[●] per Common Share, and there were [●] Common Shares issued and outstanding. Based on the number of Common Shares issued and outstanding on January 16, 2023, immediately following the completion of the Share Consolidation, the following table contains approximate information relating to our Common Shares if the Share Consolidation is implemented at a ratio of 80-for-1:

Ratio	Shares Outstanding Post Ratio Applied
80:1	12,249,371[3]

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Notes:

(1)

The ratio for the Share Consolidation can be expressed as either 80:1, which reflects a Canadian convention for defining such splits, or 1:80, the American convention for defining such splits. In either case, 80 shares pre-Share Consolidation will be converted into 1 share post-Share Consolidation.

(2)	This estimate does not reflect the potential impact of rounding up or down for fractional shares that may result from the Share Consolidation.
(3)	The Company has an unlimited number of authorized Common Shares, and the Share Consolidation will have no impact upon the authorized number of Common Shares.
(4)

Includes: (a) [●] Common Shares issuable upon the exercise of warrants outstanding as of January 16, 2023 at a weighted average exercise price of US $[●]; and (b) [●] Common Shares issuable upon the exercise of stock options outstanding as of January 16, 2023 at a weighted average exercise price of US $[●].

Zomedica does not expect the Share Consolidation itself will have any economic effect on holders of Common Shares or securities convertible into or exercisable to acquire Common Shares, except to the extent the Share Consolidation will result in fractional Common Shares as described below.

Zomedica's Common Shares will continue to be listed on the NYSE American under the symbol "ZOM". However, the post-Share Consolidation Common Shares will be considered a substituted listing with new CUSIP and ISIN numbers.

Voting rights and other rights of the holders of Common Shares prior to the implementation of the Share Consolidation will not be affected by the Share Consolidation, other than as a result of any fractional shares resulting from the Share Consolidation that will be paid out in cash to the Shareholder. as described below. For example, a holder of 2% of the voting power attached to the outstanding Common Shares immediately prior to the implementation of the Share Consolidation will generally continue to hold 2% of the voting power attached to the Common Shares immediately after the implementation of the Share Consolidation.

The Share Consolidation may result in some Shareholders owning "odd lots" of fewer than 100 Common Shares. Odd lot Common Shares may be more difficult to sell and increase transaction cost. The Board believes, however, that these potential effects are outweighed by the anticipated benefits of the Share Consolidation.

Effect on Stock Options and Warrants

Subject to NYSE American approval, where required, the exercise or conversion price and/or the number of the Common Shares issuable under any of the Company's outstanding stock options or warrants will be proportionately adjusted upon the implementation of the Share Consolidation.

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Effect on Beneficial Shareholders

Beneficial Shareholders holding Common Shares through an Intermediary (such as a securities broker, dealer, bank or financial institution) should be aware that the Intermediary may have different procedures for processing the Share Consolidation than those that will be implemented for Registered Shareholders. If Shareholders hold their Common Shares through an Intermediary and they have questions in this regard, they are encouraged to contact their applicable Intermediary.

Effect on Registered Shareholders

If the Share Consolidation is approved by Shareholders and subsequently implemented, those Registered Shareholders who will hold at least one new post-Share Consolidation Common Share will be required to exchange their share certificates representing old pre-Share Consolidation Common Shares for new share certificates representing new post-Share Consolidation Common Shares.

If the Share Consolidation is implemented the Company (or its transfer agent) will mail to each Registered Shareholder a letter of transmittal in connection with such consolidation. Each Registered Shareholder must complete and sign a letter of transmittal after the Share Consolidation takes effect. The letter of transmittal will contain instructions on how to surrender to the transfer agent the certificate(s) representing the registered shareholder's pre-Share Consolidation Common Shares. The transfer agent will send to each Registered Shareholder who follows the instructions provided in the letter of transmittal a share certificate representing the number of post-Share Consolidation Common Shares to which the Registered Shareholder is entitled.

Until surrendered to the transfer agent, each share certificate representing old pre-Share Consolidation Common Shares will be deemed for all purposes to represent the number of new post-Share Consolidation Common Shares to which the Registered Shareholder is entitled as a result of the Share Consolidation. Until Registered Shareholders have returned their properly completed and duly executed letter of transmittal and surrendered their old share certificate(s), Registered Shareholders will not be entitled to receive any distributions, if any, that may be declared and payable to holders of record following the Share Consolidation.

Any Registered Shareholder whose old share certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Company and its transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

The method chosen for delivery of share certificates and letters of transmittal to the Company's transfer agent is the responsibility of the Registered Shareholder and neither the Company nor its transfer agent will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the transfer agent.

REGISTERED SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL HAVING RECEIVED A LETTER OF TRANSMITTAL.

REGISTERED SHAREHOLDERS WILL NEED TO SUBMIT ANY SHARE CERTIFICATE TO THE COMPANY’S TRANSFER AGENT WITH THE LETTER OF TRANSMITTAL. ONCE THE CONSOLIDATION HAS BEEN IMPLEMENTED, REGISTERED SHAREHOLDERS WILL RECEIVE REPLACEMENT CERTIFCATES.

No Fractional Shares

No fractional shares will be issued as a result of the Share Consolidation. If, as a result of the Share Consolidation, a Shareholder becomes entitled to a fractional share, the number of new post-Share Consolidation Common Shares to which the Shareholder is entitled, will be rounded down to the nearest whole number, and any and all fractional Common Shares to which Shareholders would otherwise be entitled as a result of the Share Consolidation shall be aggregated and sold by the Company’s transfer agent and registrar on the with the proceeds therefrom, [net of brokerage commissions and expenses,] being proportionately distributed to Shareholders (without interest) in lieu of such fractional shares. After the Share Consolidation, then current Shareholders will have no further interest in the Company with respect to their fractional Common Shares and such Shareholders will not have any voting, dividend or other rights in respect of such fractional Common Shares other than the right to receive payment therefor as described herein. The elimination of fractional interests will reduce the number of post-Share Consolidation registered shareholders to the extent that there are Shareholders holding Common Shares that are not in a multiple of 80. This is not, however, the purpose for which the Company is proposing to effect the Share Consolidation.

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Interests of Certain Persons or the Proposal

Except as disclosed in this Proxy Statement, none of the directors or senior officers of the Company at any time since the beginning of the Company's last financial year, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted on.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Voting Shares and Record Date

The authorized share capital of the Company consists of an unlimited number of Common Shares without nominal or par value. The record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting is January 9, 2024 (the "Record Date"). As at the Record Date, there were 949,949,668 Common Shares issued and outstanding as fully paid and non-assessable.

Common Shares

The holders of Common Shares are entitled to notice of and to vote at all annual and special meetings of Shareholders and are entitled to one vote per Common Share. The holders of Common Shares are entitled to receive such dividends as the Board of Directors declares and, upon liquidation, dissolution or winding-up, to receive such assets of the Company as are distributable to holders of Common Shares.

Voting of Common Shares – General

Only Registered Shareholders whose names are entered in the Company's register of Shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting, provided that, to the extent that: (i) a Registered Shareholder has transferred the ownership of any Common Shares subsequent to the Record Date; and (ii) the transferee of those Common Shares produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, not later than ten days before the Meeting, that his or her name be included on the Shareholder list before the Special Meeting, in which case the transferee shall be entitled to vote his or her Common Shares at the Special Meeting.

Holders of Common Shares will not have any dissent or appraisal rights in connection with any of the matters to be voted on at the Special Meeting.

Votes Required

The authorization of the amendment of the Articles to implement the Share Consolidation must be passed by at least two-thirds of the votes cast by persons present in person or by proxy at the Special Meeting.

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Effect of Abstentions and Broker Non-Votes

Under applicable United States laws, banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your Common Shares.

However, under applicable Canadian securities laws, banks, brokers and other Intermediaries are not permitted to vote Common Shares held on behalf of Beneficial Shareholders except in accordance with voting instructions received from the applicable Beneficial Shareholder. Therefore, Intermediaries are not permitted to exercise discretionary voting authority in relation to “non-routine” business. Further, the Business Corporations Act (Alberta) (the “ABCA”), the statute pursuant to which the Company has been incorporated, provides that shares of a corporation that are registered to a registrant or a registrant’s nominee and are not beneficially owned by the registrant are not permitted to be voted without instructions from the beneficial owner, and the registrant is not permitted to appoint a proxyholder in respect of those shares without voting instructions from the beneficial owner.

Pursuant to the ABCA and applicable Canadian securities laws, in connection with Shareholder votes to be conducted at the Special Meeting, it is only necessary to count votes cast “FOR” or “AGAINST” the applicable item of business. As a result, “WITHHELD” votes, abstentions and broker non-votes, if any, will be treated as votes not cast at the Special Meeting in relation to the particular item of business, and therefore will not affect the outcome of the vote on the any of such items of business.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information with respect to beneficial ownership of our securities as of the Record Date by:

•	each person known by our directors and executive officers to beneficially own, or control or direct, directly or indirectly, more than 5% of the Company's issued and outstanding Common Shares;
•	each of our executive officers and directors; and
•	all our executive officers and directors, as a group.

The number of Common Shares beneficially owned by each Shareholders as indicated below has been determined in accordance with applicable United States securities requirements. Under such rules, beneficial ownership includes any Common Shares as to which a person has sole or shared voting power or investment power. Percentage ownership is based on 949,949,668 Common Shares outstanding on the Record Date. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to stock options, warrants or other rights held by such person that are currently convertible or exercisable or will become convertible or exercisable within 60 days of January 9, 2024 are considered outstanding, although these Common Shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

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Unless otherwise stated, the address of each beneficial holder is c/o Zomedica Corp., 100 Phoenix Drive, Suite 125, Ann Arbor, Michigan 48108. We believe, based on information provided to us, that each of the Shareholders listed below has sole voting and investment power with respect to the Common Shares beneficially owned by the Shareholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned	Shares Beneficially Owned %
Jeffrey Rowe(1)	13,606,912	1.43%
Robert Cohen(2)	10,628,932	1.12%
Peter Donato	-	*
Larry Heaton(3)	6,200,000	*
Johnny D. Powers(4)	3,166,432	*
Kevin R. Klass	1,000,050	*
Rodney Williams(5)	1,368,332	*
Tony Blair(6)	1,500,000	*
Chris MacLeod(7)	1,141,432	*
Sean Whelan(8)	689,288	*
Karen DeHaan-Fullerton(9)	125,000	*
Pamela Nichols(10)	257,858	*
All executive officers and directors as a group (12 persons)	39,684,235	4.18%

* Less than 1%

(1) Includes 11,120,000 Common Shares held in the Rowe Family GST Trust, 664,480 Common Shares held by the Jeffrey M. Rowe U/T/A dated November 5, 2004 (the “Jeffrey M. Rowe Living Trust”) and 181,000 Common Shares held by Mr. Rowe through his IRA. Mr. Rowe’s sister, Michele Ramo, serves as trustee to the Rowe Family GST Trust with Mr. Rowe’s oversight. Mr. Rowe has disclaimed all beneficial ownership of the Common Shares held in the Rowe Family GST Trust except to the extent of his pecuniary interest therein. Mr. Rowe serves as trustee to the Jeffrey M. Rowe Living Trust and exclusively makes all investment decisions on behalf of this trust. Mr. Rowe also has options to purchase 1,366,432 Common Shares.

(2) Includes options to purchase 10,628,932 Common Shares.

(3) Includes options to purchase 6,000,000 Common Shares.

(4) Includes options to buy 1,216,432 Common Shares.

(5) Includes 40,000 shares held by Entrust Group Inc. FBO Rodney James Williams IRA and options to purchase 1,166,432 Common Shares.

(6) Includes options to purchase 1,500,000 Common Shares

(7) Includes options to purchase 1,141,432 Common Shares.

(8) Includes options to purchase 689,288 Common Shares.

(9) Includes options to purchase 125,000 Common Shares.

(10) Includes options to purchase 257,858 Common Shares.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age, and position of each of our executive officers as of the Record Date:

Name	Age	Position(s)
Larry Heaton	67	Chief Executive Officer
Tony Blair	63	Chief Operating Officer
Peter L. Donato	53	Chief Financial Officer
Karen L. DeHaan-Fullerton	55	Chief Counsel and Corporate Secretary
Kevin R. Klass	57	Vice President of Sales

The following table sets forth the name, age as of the Record Date and position of each of our directors as of the Record Date:

Name	Age	Position
Jeffrey Rowe (1)(2)(3)	68	Chairman
Robert Cohen (4)	66	Director
Chris MacLeod (1)(2)(3)	54	Director
Pam Nichols(1)(2)	60	Director
Johnny D. Powers (2)(3)	62	Director
Sean Whelan (1)	53	Director
Rodney Williams (1)(2)(3)	62	Director
Larry Heaton	67	Director and Chief Executive Officer

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Mr. Cohen served as our Chief Executive Officer until his retirement on November 1, 2021.

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No Dissent (Appraisal) Rights

Shareholders are not entitled to exercise any dissent (appraisal) rights with respect to the proposed Share Consolidation.

Accounting Consequences

If the Share Consolidation is implemented, net income or loss per Common Share, and other per Common Share amounts, will be increased because there will be fewer Common Shares issued and outstanding. In future financial statements, net income or loss per Common Share and other per Common Share amounts for periods ending before the Share Consolidation took effect would be recast to give retroactive effect to the Share Consolidation.

Risks Associated with the Share Consolidation

No Guarantee of an Increased Share Price or Improved Trading Liquidity

Reducing the number of issued and outstanding Common Shares through the Share Consolidation is intended, absent other factors, to increase the per Common Share market price of the post-Share Consolidation Common Shares. However, the market price of the Common Shares will also be affected by the Company's financial and operational results, the Company's financial position, including its liquidity and capital resources, industry conditions, the market's perception of the Company's business and other factors, which are unrelated to the number of Common Shares outstanding. Additionally, while voting rights and other rights of the holders of Common Shares prior to the implementation of the Share Consolidation will generally not be affected by the Share Consolidation, other than in respect of Shareholders who would otherwise have held a fractional share which will instead be paid out in cash.

Having regard to these other factors, there can be no assurance that the market price of the Common Shares will increase following the implementation of the Share Consolidation. Some companies experience a decrease in value post-consolidation, however, such decrease in value is not typically driven b the consolidation, but is rather typically a result of business performance which ultimately is reflected in the value of a company.

There can also be no assurance that the implementation of the Share Consolidation will, in and of itself, guarantee the continued listing of the Common Shares on the NYSE American or that the Common Shares will not be delisted from the NYSE American because the Company fails to meet continued listing requirements.

Although the Company believes that establishing a higher market price for the Common Shares could increase investment interest for the Common Shares by potentially expanding the pool of investors that may consider investing in the Common Shares, including investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price, there is no assurance that implementing the Share Consolidation will achieve this result.

If the Share Consolidation is implemented and the market price of the Common Shares (adjusted to reflect the Share Consolidation ratio) declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would have occurred if the Share Consolidation had not been implemented. Both the Company's total market capitalization and the adjusted market price of the Common Shares following a consolidation may be lower than they were before the consolidation took effect. The reduced number of Common Shares that would be outstanding after the Share Consolidation is implemented could adversely affect the liquidity of the Common Shares.

Shareholders May Hold Odd Lots following the Share Consolidation

The Share Consolidation may result in some Shareholders owning "odd lots" of fewer than 100 Common Shares on a post-Share Consolidation basis. Odd lot Common Shares may be more difficult to sell or may attract greater transaction costs per Common Share to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in "round lots" of even multiples of 100 Common Shares. If the Share Consolidation results in a substantial number of Shareholders holding an odd lot, it could adversely affect the liquidity of the Common Shares.

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Potential Consequences if the Reverse Split Proposal is Not Approved

On September 13, 2023, Zomedica received a deficiency letter from the NYSE American indicating that Zomedica is not compliance with Section 1003(f)(v) of the NYSE American Company Guide, because the Common Shares have been selling for a low price per share for a substantial period time. If Zomedica fails to regain compliance with the NYSE American continued listing standards by March 12, 2024, the NYSE American will commence delisting proceedings.

If the Share Consolidation is not approved, Zomedica may be delisted from the NYSE.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain Canadian federal income tax considerations applicable to Shareholders in respect of the Share Consolidation. This summary is of a general nature only and is not intended to constitute, nor should it be construed to constitute, legal or tax advice to any particular shareholder. Shareholders are advised to consult their own tax advisors regarding the consequences to them of the Share Consolidation, taking into account their own particular circumstances and any applicable foreign, provincial or territorial legislation.

This summary is based on the current provisions of the Income Tax Act (Canada) (the "Tax Act") and the published administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that the Tax Proposals will be enacted in their current form or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or any changes in the administrative policies or assessing practices of the CRA, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations described herein.

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder of the Company’s Common Shares whose shares are consolidated pursuant to the Share Consolidation and who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is a resident of Canada, holds its shares as capital property and deals at arm’s length and is not affiliated with the Company (a “Canadian Holder”).

This summary is not applicable to: (i) a Canadian Holder that is a “financial institution” as defined in the Tax Act for the purposes of the mark-to-market rules; (ii) a Canadian Holder for whom an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iii) a Canadian Holder that is a “specified financial institution” as defined in the Tax Act; (iv) a Canadian Holder that is a corporation that has elected in the prescribed form and manner and has otherwise met the requirements to use functional currency tax reporting as set out in the Tax Act; or (v) a Canadian Holder that is exempt from income tax under the Tax Act. Any such Canadian Holder to which this summary does not apply should consult its own tax advisor.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), and Canadian counsel’s understanding of the current published administrative and assessing policies and practices of the Canada Revenue Agency and takes into account all specific proposals to amend the Tax Act and the Regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all such Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative practices, whether by judicial, governmental, administrative or legislative action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation or considerations.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES IN THEIR PARTICULAR CIRCUMSTANCES.

A Canadian Holder will not realize a capital gain or a capital loss as a result of the Share Consolidation, other than with respect to the sale of a fractional share as discussed below. Immediately after the Share Consolidation but before the sale of any fractional share as described under “No Fractional Shares”, the aggregate adjusted cost base to a Canadian Holder of all its Common Shares (including any fractional share issued as a result of the Share Consolidation) will be the same as it was immediately before the Share Consolidation. A Canadian Holder on whose behalf a fractional share will be sold following the Share Consolidation as described under “No Fractional Shares” will be considered to have disposed of such fractional share at the time of such sale and will realize a capital gain (or a capital loss) to the extent that the cash received for the fractional share[, net of reasonable costs of disposition], exceeds (or is less than) the adjusted cost base of such fractional share to the Canadian Holder. Generally, one-half of any capital gain (taxable capital gain) realized must be included in income and one-half of any capital loss (allowable capital loss) realized may be deducted against taxable capital gains, in accordance with the detailed provisions of the Tax Act.

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CERTAIN MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Share Consolidation on U.S. Holders (as defined below). The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations promulgated under the Code, IRS rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Shares that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

We have not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

The tax treatment of a U.S. Holder may vary depending on such U,S, Holder’s  particular situation or status. This discussion is limited to U.S. Holders who hold their Common Shares as capital assets and it does not address aspects of U.S. federal income taxation that may be relevant to U.S. Holders who are subject to special treatment or rules under U.S. federal income tax laws, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding Common Shares as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their Common Shares. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

The proposed Share Consolidation is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code.  Assuming the Share Consolidation qualifies as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code, a U.S. Holder generally should not recognize gain or loss in connection with the proposed Share Consolidation for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional Common Share, as discussed below.  A U.S. Holder’s aggregate tax basis in the Common Shares received pursuant to the Share Consolidation should equal the aggregate tax basis of the Common Shares surrendered (excluding any portion of such basis that is allocated to any fractional Common Shares), and such U.S. Holder’s holding period in the Common Shares should include the holding period in the Common Shares surrendered. U.S. Holders of the Common Shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. A U.S. Holder that receives cash in lieu of a fractional Common Share pursuant to the Share Consolidation should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Common Shares surrendered that is allocated to such fractional Common Shares. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for the Common Shares surrendered exceeded one year as of the Share Consolidation effective time.

HOLDERS OF COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SHARE CONSOLIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

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TEXT OF SPECIAL RESOLUTION AND RECOMMENDATION

At the Meeting, Shareholders will be asked to consider, and if deemed advisable, approve the following special resolution to permit the Share Consolidation:

"BE IT RESOLVED as a special resolution of the Shareholders of the Company that:

1.

subject to receipt of all necessary regulatory approvals, pursuant to section 173(1)(f) of the Business Corporations Act (Alberta) (the “ABCA”), the Board of Directors of the Company (the “Board of Directors”) is hereby authorized to amend the articles of the Company to change the number of all of the issued and outstanding common shares in the capital of the Company (“Common Shares”) by consolidating the issued and outstanding Common Shares on the basis of one (1) post-consolidation Common Shares for every eighty (80) issued and outstanding pre-consolidation Common Shares (the “Share Consolidation”), and, where the Share Consolidation would otherwise result in a holder of any pre-consolidation Common Shares holding a fraction of a post-Share Consolidation Common Share, such holder shall not receive any whole new share for each such fraction, and any and all fractional post-Share Consolidation Common Shares of the Company to which registered holders would otherwise be entitled as a result of the Share Consolidation shall be aggregated and sold by the Company’s transfer agent and registrar on the market, with the proceeds therefrom[, net of brokerage commissions and expenses], being proportionately distributed (without interest) to such registered holders of Common Shares, such amendment to become effective on a date to be determined by the Board of Directors when the Board of Directors considers it to be in the best interests of the Company to implement the Share Consolidation, but in any event no later than the one year anniversary of the date on which this resolution is approved by the Shareholders of the Company;

2.

any one director or officer of the Company is authorized and directed for and in the name of and on behalf of the Company to execute and deliver or cause to be delivered Articles of Amendment pursuant to section 173(1)(f) of the ABCA and to execute and deliver or cause to be delivered all documents and to take any action which, in the opinion of that person, is necessary or desirable to give effect to this special resolution;

3.

notwithstanding that this special resolution has been duly passed by the holders of the Common Shares of the Company, Board of Directors may in their sole discretion revoke this special resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the holders of the Common Shares of the Company; and

4.

any one director or officer of the Company be and the same is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.

To be approved, this special resolution must be passed by at least two-thirds of the votes cast by persons present in person or by proxy at the Meeting.

The Board recommends that Shareholders vote "FOR" the special resolution authorizing the amendment of the Articles to implement the Share Consolidation. Unless instructed otherwise, the named proxyholders intend to vote "FOR" the special resolution authorizing the amendment of the Articles to implement the Share Consolidation.

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INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors and executive officers of the Company, any proposed nominee for election as a director of the Company or any associate of any director, executive officer or proposed management nominee, is or has been indebted to the Company or its subsidiaries at any time since January 1, 2022, except for indebtedness which has been fully repaid prior to the date of this proxy statement.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in this proxy statement, none of the informed persons of the Company (as defined in National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian securities administrators), nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which, in either case, has or will materially affect the Company or its subsidiaries.

MANAGEMENT CONTRACTS

Since January 1, 2022, there are no management functions of the Company or any of its subsidiaries that are to any substantial degree performed by a person or company other than the directors or officers of the Company or its subsidiaries.

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ADDITIONAL INFORMATION

Additional information relating to the Company is available through the Internet on SEDAR+, which can be accessed at www.sedarplus.com. Financial information on the Company is provided in the comparative financial statements and management discussion and analysis of the Company for the fiscal year ended December 31, 2022 and the interim financial statements filed since the annual report, which can also be accessed at www.sedarplus.com or which may be obtained upon request from the Company's registered office at 350 7th Avenue SW, Suite 3400, Calgary, Alberta T2P 3N9 or in accordance with the procedures in the notice-and-access notice.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of this proxy statement to any shareholder upon written or oral request to: Zomedica Corp., 100 Phoenix Drive, Suite 125, Ann Arbor, Michigan 48108, Attn.: Secretary, or by phone at 734-369-2555. Any shareholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee record holder, or the shareholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy card to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxyholder.

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